Exhibit 33.24

February 28, 2022

Management’s Assertion on Compliance with Regulation AB Criteria

Re:

Assessment of Compliance for services provided pursuant to the Pooling and Servicing Agreements entered into by CWCapital Asset Management LLC beginning January 1, 2005 and; as of and for the 12-month period ended December 31, 2021.

CWCapital Asset Management LLC (“CWCAM”) is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission for the securitizations issued beginning January 1, 2005, as listed on Appendix A (“Applicable Servicing Criteria”).

CWCAM has assessed its compliance with the applicable servicing criteria as of December 31, 2021 and for the period from January 1, 2021 to December 31, 2021 (the “Reporting Period”). In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Item 1122 (d)(1)(iii), (d)(3)(i)(B), (d)(3)(i)(C), (d)(3)(i)(D), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv) of Regulation AB, which CWCAM has concluded are not applicable to the activities it performs (collectively, the “Not Applicable Criteria”). With respect to applicable servicing criteria (d)(1)(ii), (d)(2)(vi), (d)(4)(i), (d)(4)(iii), and (d)(4)(iv), CWCAM has determined that there were no occurrences of events that would require CWCAM to perform such activities. The securitizations covered by this report include all securitizations wherein CWCAM is named as the Special Servicer for securitizations issued beginning January 1, 2005, as listed in Appendix B (the “Platform”).

Based on such assessment, management believes, as of December 31, 2021 and for the Reporting Period, the following:

1)  CWCAM has determined that the Not Applicable Criteria are in fact not applicable to the activities it performs with respect to the Platform.

2)  CWCAM has complied in all material respects with the applicable servicing criteria set forth in Item 1122.

   CohnReznick LLP, an independent registered public accounting firm, has issued an attestation report on CWCAM’s management’s assessment of compliance with the Applicable Servicing Criteria as of and for the 12-month period ended December 31, 2021.

CWCapital Asset Management LLC

		Date:	February 28, 2022
By:	/s/ James P. Shevlin
James P. Shevlin
President/Chief Operating Officer

		Date:	February 28, 2022
By:	/s/ Bruce Cunningham
Bruce Cunningham
Chief Financial Officer

Appendix A

Applicable Servicing Criteria

Relevant Servicing Criteria
Reference	Criteria	CWCAM
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Applicable
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	Not Applicable
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Applicable
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Applicable
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Applicable
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicable
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Applicable

Relevant Servicing Criteria
Reference	Criteria	CWCAM
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Applicable
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Applicable
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(A)Applicable (B)Not Applicable (C)Not Applicable (D)Not Applicable
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not Applicable
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Not Applicable
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Not Applicable
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Applicable
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Applicable
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Applicable

Relevant Servicing Criteria
Reference	Criteria	CWCAM
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

Applicable
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not Applicable
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicable
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicable
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Not Applicable
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

Not Applicable
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not Applicable

Relevant Servicing Criteria
Reference	Criteria	CWCAM
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

Applicable
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not Applicable
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicable
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicable
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Not Applicable
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not Applicable
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Not Applicable
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not Applicable

Appendix B

Platform

Aventura 2018-AVM

BACM 2007-1

BACM 2007-5

BACM 2008-1

BANCORP 2019-CRE6

BANK 2017-BNK5

BANK 2020-BNK27

BANK 2021-BNK37

BENCHMARK 2018-B4

BENCHMARK 2018-B8

BENCHMARK 2019-B13

BENCHMARK 2021-B23

BHMS 2018-ATLS

BMARK 2018-B2

BMARK 2019-B12

BMARK 2021-B30

BPR 2021-NRD

BSCMS 2007-PWR18

BSCMS 2007-TOP26

BX 2017-CQHP

BX 2019-ATL

CF 2019-CF1

CF 2019-MF1

CFCRE 2016-C3

CGCMT 2016-P4

CGCMT 2016-P6

CGCMT 2020-GC46

COBALT 2007-C2

COBALT 2007-C3

COMM 2013-CCRE11

COMM 2015-CCRE23

COMM 2015-CCRE25

COMM 2015-CCRE26

COMM 2016-CCRE28

COMM 2016-DC2

COMM 2019-GC44

COMM 2021-LBA

CPTS 2019-CPT

CSAIL 2017-CX10

CSMC 2008-C1

CSMC 2014-USA

DBJPM 2020-C9

DCOT 2019-MTC

DROP 2021-FILE

EQUS 2021-EQAZ

GRACE 2014-GRCE

GSMS 2012-GCJ7

GSMS 2014-GC22

GSMS 2014-GC26

GSMS 2015-GC32

GSMS 2018-RIVR

GSMS 2019-BOCA

GSMS 2020-GC45

GSMS 2020-TWN3

GSMS 2021-ROSS MZ

GSMS 2021-STAR

HILT 2016-HHV

Hudson Yards 2019-55HY

JPMBB 2014-C19

JPMBB 2015-C33

JPMC 2006-CIBC17

JPMC 2006-LDP9

JPMCC 2008-C2

JPMC 2018-LAQ

JPMCC 2013-C16

JPMCC 2017-JP7

JPMCC 2018-ASH8

JPMCC 2019-ICON UES

JPMCC 2020-NNN

JPMCC 2021-MHC

JPMDB 2017-C5

LBUBS 2006-C6

LUXE 2021-MLBH

MHC 2021-MHC

MHC 2021-MHC2

MHP 2021-STOR

MLCFC 2006-1

MLCFC 2006-4

MLCFC 2007-5

MLCFC 2007-6

MLMT 2006-C1

MOFT 2020-ABC

MSBAM 2013-C8

MSBAM 2013-C12

MSBAM 2014-C15

MSBAM 2014-C19

MSBAM 2015-C21

MSBAM 2015-C27

MSC 2016-UBS11

MSC 2019-PLND

MSC 2021-ILP

MSCI 2016-UBS9

NOHT 2019-HNLA

ONE 2021-PARK

OPG 2021-PORT

PKHL 2021-MF

SREIT 2021-FLWR

SREIT 2021-MFP

SREIT 2021-PALM

UBS 2017-C1

VNDO 2016-350P

WBCMT 2006-C23

WBCMT 2006-C28

WBCMT 2007-C33

WBCMT 2007-C34

WBHT 2019-WBM

WFCM 2016-C35

WFCM 2016-NXS6

WFCM 2019-JWDR

WFCM 2021-C61

WFRBS 2013-C11

WFRBS 2013-C15

WFRBS 2013-UBS1

WFRBS 2014-C21

WFRBS 2014-C22

WFRBS 2014-C23

WFRBS 2014-C25